EXHIBIT 99.1

CB Financial Services, Inc. and First West Virginia Bancorp, Inc. to Hold Special Stockholders’ Meetings

CARMICHAELS, Pa. and WHEELING, W.Va., March 06, 2018 (GLOBE NEWSWIRE) -- CB Financial Services, Inc. (“CB”) (NASDAQ:CBFV), the Carmichaels-based holding company for Community Bank, and First West Virginia Bancorp, Inc. (“First West Virginia”) (OTCQX:FWVB), the Wheeling-based holding company for Progressive Bank, N.A., announced today that each will hold a Special Meeting of Stockholders on April 11, 2018 to seek stockholder approval of their pending merger.  Proxy solicitation materials, including a joint proxy statement/prospectus, will be mailed on or about March 9, 2018 to stockholders of record of each company as of the close of business on February 28, 2018.

CB and First West Virginia expect to complete the proposed merger in the second quarter of 2018.  The completion of the merger is subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals and stockholder approvals.

Additional Information About the Merger and Where to Find It

CB has filed a registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, which includes a joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger.  STOCKHOLDERS OF CB AND OF FIRST WEST VIRGINIA ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The joint proxy statement/prospectus and other relevant materials, and any other documents CB may file with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov).  In addition, investors and stockholders may obtain free copies of these documents from CB’s website (www.communitybank.tv) under the tab “About Us – Investor Relations” and then the link “SEC Filings.”

Participants in the Proxy Solicitation

CB, First West Virginia and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CB stockholders and First West Virginia stockholders in connection with the proposed merger.  Information about the directors and executive officers of CB and of First West Virginia is set forth in the joint proxy statement/prospectus.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the joint proxy statement/prospectus and any other relevant documents regarding the proposed merger to be filed with the SEC.

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates 16 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

About First West Virginia Bancorp, Inc.

First West Virginia Bancorp, Inc. is the bank holding company for Progressive Bank, N.A., a national association.  Progressive Bank operates seven full-service branch offices in West Virginia and one full-service branch office in Ohio.

Forward-Looking Statements and Other Disclosures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of CB and First West Virginia. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in CB’s reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the proposed merger, including approval by CB’s and First West Virginia’s stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the respective businesses of CB and First West Virginia or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of CB products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. CB and First West Virginia undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

This press release does not constitute an offer of any securities for sale.  The shares of common stock of CB are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Contacts:

CB Financial Services, Inc.
Barron P. McCune, Jr.
Vice Chairman and Chief Executive Officer
(724) 225-2400

CB Financial Services, Inc.
Patrick G. O’Brien
President
(724) 225-2400

First West Virginia Bancorp, Inc.
William G. Petroplus
President and Chief Executive Officer
(304) 277-1100